Exhibit 21.1

CAREY WATERMARK INVESTORS INCORPORATED
LIST OF REGISTRANT SUBSIDIARIES

Name of Subsidiary	Ownership	State or Country of Incorporation
Atlanta Midtown Hotel Operator, Inc.	100%	Delaware
Austin Capitol Hotel Operator, Inc.	80%	Delaware
Austin CBD Hotel Operator, Inc.	100%	Delaware
Chelsea Hotel Operator, Inc.	100%	Delaware
Chicago Hotel Operator, Inc.	100%	Delaware
CWI Acquisition TRS LLC	100%	Delaware
CWI Atlanta Midtown Hotel, LLC	100%	Delaware
CWI Atlanta Perimeter Hotel, LLC	100%	Delaware
CWI Austin Capitol Hotel, LLC	100%	Delaware
CWI Austin Hotel, LLC	100%	Delaware
CWI Chelsea Hotel, LLC	100%	Delaware
CWI Chicago Hotel, LLC	100%	Delaware
CWI Dallas Hotel, LP	100%	Delaware
CWI Dallas Hotel GP, LLC	100%	Delaware
CWI Denver CBD Hotel, LLC	100%	Delaware
CWI Fort Lauderdale Hotel, LLC	100%	Delaware
CWI Kansas City Hotel, LLC	100%	Delaware
CWI Key Biscayne Hotel, LLC	71%	Delaware
CWI Keys Hotel, LLC	100%	Delaware
CWI Lake Arrowhead Resort, LLC	100%	Delaware
CWI Manchester Hotel, LLC	100%	Delaware
CWI Minneapolis Hotel, LLC	100%	Delaware
CWI Mission Valley Hotel, LLC	100%	Delaware
CWI Nashville Hotel, LLC	100%	Delaware
CWI NC TRS, Inc.	100%	Delaware
CWI New Orleans CBD Hotel, LLC	100%	Delaware
CWI New Orleans Hotel, LLC	100%	Delaware
CWI OP, LP	100%	Delaware
CWI Pasadena Hotel GP, LLC	100%	Delaware
CWI Pasadena Hotel, LP	100%	Delaware
CWI Philadelphia Hotel, LLC	100%	Delaware
CWI Philadelphia Hotel GP, LLC	100%	Delaware
CWI Raleigh Hotel, LLC	100%	Delaware
CWI Sanderling Hotel, LP	100%	Delaware
CWI Sawgrass Holdings, LLC	50%	Delaware
CWI Sawgrass Hotel, LLC	50%	Delaware
CWI SE Hotel Portfolio, LLC	100%	Delaware
CWI Shadyside Hotel, LLC	100%	Delaware
CWI Sonoma Hotel, LLC	100%	Delaware
CWI Santa Barbara Hotel GP, LLC	40%	Delaware
CWI Santa Barbara Hotel, LP	40%	Delaware

LIST OF REGISTRANT SUBSIDIARIES (Continued)

Name of Subsidiary	Ownership	State or Country of Incorporation
CWI Times Square Hotel, LLC	100%	Delaware
CWI-Fairmont Sonoma Hotel, LLC	100%	Delaware
CWI-GG RCFL Hotel, LLC	70%	Delaware
CWI-GG RCFL Property Owner, LLC	70%	Delaware
CWI-HRI French Quarter Hotel Property, LLC	80%	Delaware
CWI-HRI New Orleans CBD Hotel, LLC	88%	Delaware
CWI-JMI Austin Capitol Hotel, LLC	80%	Delaware
CWI-Pacific Lake Arrowhead Resort, LLC	97%	Delaware
Dallas Hotel Operator, Inc.	100%	Delaware
Denver CBD Hotel Operator, Inc.	100%	Delaware
Fort Lauderdale Hotel Operator, Inc.	70%	Delaware
French Quarter Hotel Operator, Inc.	80%	Delaware
GB Key Biscayne Holdings, LLC	47%	Delaware
GB/JT Hotel Partners, L.P.	47%	Delaware
GB/JT Management, LLC	47%	Delaware
Kansas City Hotel Operator, Inc.	100%	Delaware
Key Biscayne Finance, LLC	100%	Delaware
Key Biscayne Hotel Operator, Inc.	47%	Delaware
Keys Hotel Operator, Inc.	100%	Delaware
Lake Arrowhead Resort Operator, Inc.	97%	Delaware
Manchester Hotel Operator, Inc.	100%	Delaware
Minneapolis Hotel Operator, Inc.	100%	Delaware
Mission Valley Hotel Operator, Inc.	100%	Delaware
Nashville Hotel Operator, Inc.	100%	Delaware
New Orleans CBD Hotel Operator, Inc.	88%	Delaware
Pasadena Hotel Operator, Inc.	100%	Delaware
Philadelphia Hospitality Partners, L.P.	60%	Delaware
Philadelphia Hotel License, LLC	59%	Delaware
Philadelphia Hotel Operator, Inc.	60%	Delaware
Raleigh Hotel Operator, Inc.	100%	Delaware
SAND PHP LLC	99%	Pennsylvania
Sanderling Hotel Operator, Inc.	100%	Delaware
Santa Barbara Hotel Operator, Inc.	40%	Delaware
Sawgrass Hotel Operator, Inc.	50%	Delaware
Shadyside Hotel Operator, Inc.	100%	Delaware
Sonoma Hotel Operator, Inc.	100%	Delaware
Times Square Hotel Operator, Inc.	100%	Delaware